SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 26, 2010

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5D, Tower A, 2 Building Business Center

Jinyuan Shidai, No. 2 E. Road

Landianchang, Haidian District

Beijing, People’s Republic of China 100097

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-10) 8887-6366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 26, 2010, the Registrant entered into a definitive equity purchase agreement (the “Agreement”) to acquire all of the equity interests of Beijing Satellite Science & Technology Co. (“BSST”). BSST is a consulting, engineering, design, system integration and project management services company specializing in the fields of control and instrument automation, safety and emergency response for the oil, gas and petrochemical industries.

Pursuant to the Agreement, the Registrant will acquire 100% of BSST for total consideration in the amount of $3.8 million. The $3.8 million purchase price will be comprised of $1.45 million in cash and $2.35 million in restricted shares of the Registrant’s stock. Consummation of the transaction is subject to customary closing conditions, including compliance with Nasdaq listing standards, and the Registrant expects the transaction to close by the middle of August 2010.

A copy of the Agreement is attached hereto as Exhibit 10.1 and a copy of the press release dated July 27, 2010, announcing the transaction, is attached hereto as Exhibit 99.1

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to Item 1.01 above, “Entry into a Material Definitive Agreement” and the contents of that section are incorporated herein, as if fully set forth under this Item 2.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not filed herewith, but will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not filed herewith, but will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1	Definitive Equity Purchase Agreement dated July 26, 2010.

99.1	Press release dated July 27, 2010.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/S/ PHIL FAN
Phil Fan President

Dated: July 29, 2010

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Definitive Equity Purchase Agreement dated July 26, 2010.

99.1	Press Release dated July 27, 2010.

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